Exhibit 99.77(q)(1)

ITEM 77Q1 – Exhibits

(e)(1)	Investment Management Agreement dated May 7, 2013 between ING Global Advantage and Premium Opportunity Fund and ING Investments, LLC – Filed herein.
(e)(2)	Sub-Advisory Agreement dated May 7, 2013 between ING Investments, LLC and ING Investment Management Co. LLC with respect to ING Global Advantage and Premium Opportunity Fund –Filed herein.
(e)(3)	Sub-Advisory Agreement dated May 7, 2013 between ING Investments, LLC and ING Investment Management Advisors B.V. with respect to ING Global Advantage and Premium Opportunity Fund – Filed herein.